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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             January 27, 2005

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN 55425
(Address of principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On January 28, 2005, Southwest Casino Corporation issued a press release announcing that on January 27, 2005 it executed a term sheet for a private sale of 10,000,000 shares of its common stock with accompanying warrants and options at a price of $0.60 per share.  In connection with the sale of these shares the purchasers would also receive the right to appoint a new management team and four members of an expanded five member Board of Directors. Closing of the transaction is subject to conditions including satisfactory completion of due diligence by both parties and approval by Southwest’s shareholders.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Southwest Casino Corporation issued January 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: January 28, 2005

/s/ Thomas E. Fox
Thomas E. Fox, President